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                                                            Page 21  of 22 Pages


                                                                       EXHIBIT 4

                            ASSIGNMENT AND ASSUMPTION

      FOR VALUE RECEIVED, the undersigned, ENTERPRISE HOLDING COMPANY, INC., a New Jersey corporation ("Assignor"), hereby assigns to BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC., a New Jersey health service corporation ("Assignee"), all of Assignor's right, title and interest in and to that certain 8% Exchangeable Note due June 30, 1998 (the "Note") of CareAdvantage Health Systems, Inc., a Delaware corporation, the related Guarantee (the "Guarantee") of CareAdvantage, Inc., a Delaware corporation, and the other agreements identified on Schedule I hereto (collectively, the "Related Agreements"), together with any and all liabilities, obligations and commitments of Assignor under the Note, the Guarantee and the Related Agreements.

      FOR VALUE RECEIVED, Assignee hereby accepts such assignment and assumes the foregoing liabilities, obligations and commitments of Assignor under the Note, the Guarantee and the Related Agreements and agrees to be bound thereby.

      IN WITNESS WHEREOF, the undersigned have caused this instrument to be signed by their duly authorized representatives as of the date set forth below.

                          ENTERPRISE HOLDING COMPANY,
                          INC., as Assignor

                          By:   /s/ Robert J. Pures
                                -----------------------------------
                                Name:  Robert J. Pures
                                Title:  President

                          BLUE CROSS AND BLUE SHIELD OF
                          NEW JERSEY, INC., as Assignee

                          By:   /s/ Robert J. Pures
                                -----------------------------------
                                Name:  Robert J. Pures
                                Title: Senior Vice President - Administration, Chief Financial Officer and Treasurer

Dated as of August 31, 1996
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                                                                      SCHEDULE I

                               RELATED AGREEMENTS

1. Stock Acquisition Agreement dated as of February 22, 1996 by and among Enterprise Holding Company, Inc. ("EHC"), CareAdvantage Health Systems, Inc. ("CAHS"), CareAdvantage, Inc., it sole shareholder ("CAI"), and Contemporary HealthCare Management, Inc. ("CHCM").

2.    Stockholders' Agreement by and among EHC, CW Ventures II, L.P. ("CW") and
      CAI.

3.    Registration Rights Agreement by and among EHC, CW and CAI.

4. Intercreditor Agreement by and among CW, CAHS, CHCM, CAI, Blue Cross and Blue Shield of New Jersey, Inc. and EHC.

5.    Pledge and Security Agreement by and between CAI and EHC.

6.    Guaranty by CHCM in favor of EHC.

7.    Pledge and Security Agreement by and between CHCM and EHC.

8.    Pledge and Security Agreement by and between CAHS and EHC.